UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26013 (Commission File Number)	84-1334687 (I.R.S. Employer Identification No.)

10635 Santa Monica Boulevard, Suite 120 Los Angeles, California 90025 (Address of principal executive offices) (zip code)

(310) 461-3600 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2007, we executed a letter agreement with one of our manufacturers under which we will issue 1,208,012 shares of common stock (the “Shares”) in exchange of $191,549 in outstanding debt we currently owe the manufacturer, and $472,851.25 of future open market purchase order commitments.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On October 1, 2007, pursuant to the terms of the above-mentioned letter agreement, we issued 1,208,012 shares of common stock to a third party manufacturer, in exchange for $191,549 in outstanding debt we currently owe the manufacturer and $472,851.25 of future open market purchase order commitments. The issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the manufacturer has a pre-existing relationship with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007	Auriga Laboratories, Inc. a Delaware corporation

/s/ Philip S. Pesin By: Philip S. Pesin
Its: Chief Executive Officer